As filed with the Securities and Exchange Commission on October 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NAYAX LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Arik Einstein Street, Bldg. B, 1st Floor

Herzliya 4659071, Israel

(Address of Principal Executive Offices)

Nayax Ltd. Global Equity Incentive Plan (2018)

(Full Title of the Plan)

Nayax LLC

Executive Plaza 1, 11350 McCormick Road, Suite 1004,
Hunt Valley, Maryland 21031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Kaplan Pedro J. Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Ron Ben-Menachem Joshua Ravitz Herzog Fox & Neeman 6 Yitzhak Sadeh St Tel Aviv 6777506, Israel (972) 3-692-2020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional ordinary shares for issuance under the Nayax Ltd. Global Equity Incentive Plan (2018) (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on September 21, 2022 (File No. 333-267542) to the extent not superseded hereby.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “SEC”):

(a)	The registrant’s annual report on Form 20-F filed with the Commission on March 9, 2026 (the “Annual Report”).

(b)	All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2025.

(c)	The description of the registrant’s ordinary shares pursuant to Section 12 of the Exchange Act filed as Exhibit 2.1 to the Annual Report and any amendment or report filed with the Commission for the purpose of updating the description.

To the extent that any information contained in any report on Form 6-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the ordinary shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any report on Form 6-K furnished by the registrant to the Commission after the date of this Registration Statement (or a portion thereof) is incorporated by reference in this Registration Statement only to the extent that the report expressly states that the registrant incorporates it (or such portions) by reference in this Registration Statement and it is not subsequently superseded.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Association of Nayax Ltd. (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form 20-F (File No. 001-41491), filed with the Commission on September 2, 2022)

4.2	Shareholders Rights Agreement among Amir Nechmad, Yair Nechmad, Yair Nechmad Ltd. and David Ben-Avi, dated March 9, 2021 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 20-F (File No. 001-41491), filed with the Commission on September 2, 2022).

4.3	Amendment No. 1 to the Shareholders Rights Agreement among Amir Nechmad, Yair Nechmad, Yair Nechmad Ltd. and David Ben-Avi, dated March 6, 2026 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 20-F (File No. 001-41491), filed with the Commission on March 9, 2026).

4.4	Registration Rights Agreement, among Nayax Ltd., Amir Nechmad, Yair Nechmad and David Ben-Avi, dated as of May 4, 2021 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 20-F (File No. 001-41491), filed with the Commission on September 2, 2022).

5.1*	Opinion of Herzog Fox & Neeman

23.1*	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited.

23.2*	Consent of Herzog Fox & Neeman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1*	Nayax Ltd. Global Equity Incentive Plan (2018)

99.2*	Nayax Ltd. Israel Appendix to the Nayax Ltd. Global Equity Incentive Plan (2018)

99.3*	Nayax Ltd. U.S. Appendix to the Nayax Ltd. Global Equity Incentive Plan (2018)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Herzliya, Israel, on the 20th day of October 2026.

NAYAX LTD.

By:	/s/ Yair Nechmad
Yair Nechmad
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Yair Nechmad and Sagit Manor, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Yair Nechmad Yair Nechmad	Chief Executive Officer and Chairman (Principal Executive Officer)	October 20, 2026

/s/ Sagit Manor Sagit Manor	Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2026

/s/ Nir Dor Nir Dor	Director	October 20, 2026

/s/ David Ben-Avi David Ben-Avi	Director	October 20, 2026

/s/ Rina Shafir Rina Shafir	Director	October 20, 2026

/s/ Vered Raz Avayo Vered Raz Avayo	Director	October 20, 2026

/s/ Reuven Ben Menachem Reuven Ben Menachem	Director	October 20, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Nayax Ltd., has signed this Registration Statement in the city of Hunt Valley, Maryland on the 20th day of October 2026.

Nayax LLC

By:	/s/ Carly Furman
Name:	Carly Furman
Title:	Authorized Representative in the United States